EXHIBIT 21.1



                              LIST OF SUBSIDIARIES

           SUBSIDIARY                                                           JURISDICTION OF FORMATION
           ----------                                                           -------------------------
Knowles Electronics Japan, K.K.                                       Japan
Knowles Electronics (Malaysia) Sdn. Bhd.                              Malaysia
Knowles Electronics Suzhou Co. Ltd.                                   Peoples Republic of China/Suzhou
Knowles Electronics Trading (Shanghai) Co. Ltd.                       Peoples Republic of China/Shanghai
Knowles Electronics Taiwan, Ltd.                                      Taiwan
Knowles Europe                                                        United Kingdom
Knowles Manufacturing Ltd. ("KML")                                    Delaware
Emkay Innovative Products, Inc.                                       Delaware
Ruf electronics GmbH ("Ruf")                                          Germany
Knowles Electronics LLC                                               Delaware
Knowles Intermediate Holding, Inc.                                    Delaware
Ruf Electronics Kft.                                                  Hungary
Ruwido Austria GmbH ("Ruwido")                                        Austria
Ruwido electronics-Entwicklungs-und Vertiebs-Verwaltungs Gmbh         Germany
Ruwido electronics-Entwicklungs-und Vertriebs-GmbH & Co. KG           Germany
Synchro-Start Products Europe Limited                                 United Kingdom
Synchro-Start Products, Inc. ("SSPI")                                 Delaware
Knowles Electronics France                                            France
Knowles Electronics Singapore Pte. Ltd.                               Singapore
Knowles Electronics (Weifang) Co. Ltd.                                Peoples Republic of China/Weifang
